EXHIBIT  23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the inclusion of our report dated February 3, 2004, with respect to note 3, March 16, 2004 relating to our audit of the financial statements as of and for the year ended December 31, 2003 and 2002 and for each of the years in the three year period ended December 31, 2003, and our audit of Schedule IV - mortgage loans on real estate as of December 31, 2003, in the Registration Statement (Form S-11) and related Prospectus of Intervest Mortgage Corporation for the registration of $14,000,000 of subordinated debentures.

Eisner  LLP

New  York,  New  York
August  13,  2004


ACKNOWLEDGEMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We acknowledge the inclusion in the Registration Statement on Form S-11 of our report dated July 28, 2004, included as an exhibit to the Quarterly Report on Form 10-Q for the period ended June 30, 2004.

Eisner LLP
New York, New York
August 13, 2004


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